SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 21, 2009
Orbitz Worldwide, Inc.

(Exact Name of Registrant as Specified in its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-33599 (Commission File Number)	20-5337455 (I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 1000, Chicago, Illinois (Address of Principal Executive Offices)	60661 (Zip Code)
(312) 894-5000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On May 21, 2009, Orbitz Worldwide, Inc. (the “Company”) launched an amendment to its $685 million senior secured credit agreement (“Credit Agreement”). The amendment would, among other things, permit the Company to make open market purchases of outstanding term loans under the Credit Agreement on a non-pro rata basis using cash up to a specified amount or cash proceeds from equity issuances or in exchange for equity interests during a specified period following the effective date of the amendment. The Company is currently seeking the consent of the requisite lenders in order to effect the amendment. The Company can give no assurance whether the amendment will be approved by the requisite lenders and, if approved, if and when the Company will make any such repurchase.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITZ WORLDWIDE, INC.
May 21, 2009	By:	/s/ James P. Shaughnessy
		Name:	James P. Shaughnessy
		Title:	Senior Vice President, Chief Administrative Officer and General Counsel

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